Exhibit 24(b)(8.61)
Amendment No. 3 to Amended and Restated
Administrative Services Agreement
Franklin Templeton Services, LLC
ING Life Insurance and Annuity Company
ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company
ReliaStar Life Insurance Company of New York

THIS AMENDMENT, is made by and among Franklin Templeton Services, LLC (the
“Fund Administrator”), and ING Life Insurance and Annuity Company, ING USA Annuity and
Life Insurance Company, ReliaStar Life Insurance Company and ReliaStar Life Insurance
Company of New York (each of which is referred to as the “Company”).

WHEREAS, the Company and the Fund Administrator have entered into an Amended and Restated Administrative Services Agreement, dated as of October 3, 2005, as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products
Trust (the “Trust”), which Funds are investment options in certain variable life insurance and variable annuity contracts issued by the Company; and

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new Funds covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the
Fund Administrator and the Company hereby amend the Agreement as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the
Schedule B attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

ING Amd #3 to Restated ASA 2013-07-31.docx

This Amendment is executed as of July 31, 2013.

FRANKLIN TEMPLETON SERVICES, LLC

By: /s/Steven M. Kluever
Name:	Steven M. Kluever
Title:	Vice President

ING Life Insurance and Annuity Company

By: /s/Lisa S. Gilarde
Name:	Lisa S. Gilarde
Title:	Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY

By: /s/Lisa S. Gilarde
Name:	Lisa S. Gilarde
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY

By: /s/Lisa S. Gilarde
Name:	Lisa S. Gilarde
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW
YORK

By: /s/Lisa S. Gilarde
Name:	Lisa S. Gilarde
Title:	Vice President

2

Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

Date of
				Fee	beginning of
#	Company Name	Product Name	Funds of the Trust	Rate	period for
computation
of fee
1.	ING Life	All products for	All Classes of Shares:	___%	08/01/13
	Insurance and	which Funds of	Franklin Flex Cap Growth Securities Fund –
	Annuity	the Trust are	Classes 2 and 4
	Company	investment	Franklin Global Real Estate Securities Fund-
		options	Classes 1 and 2
Franklin Growth and Income Securities Fund –
2.	ING USA	All products for	Classes 1 and 2	___%	08/01/13
	Annuity and Life	which Funds of	Franklin High Income Securities Fund – Classes 1
	Insurance	the Trust are	and 2
	Company	investment	Franklin Income Securities Fund – Classes 1, 2
		options	and 4
Franklin Large Cap Growth Securities Fund –
Classes 1 and 2
Franklin Large Cap Value Securities Fund – Class
3.	ReliaStar Life	All products for	2	___%	08/01/13
	Insurance	which Funds of	Franklin Rising Dividends Securities Fund –
	Company	the Trust are	Classes 1, 2 and 4
		investment	Franklin Small Cap Value Securities Fund –
		options	Classes 1, 2 and 4
Franklin Small-Mid Cap Growth Securities Fund –
Classes 1, 2 and 4
Franklin Strategic Income Securities Fund –
4.	ReliaStar Life	All products for	Classes 1, 2 and 4	___%	08/01/13
	Insurance	which Funds of	Franklin Templeton VIP Founding Funds
	Company of New	the Trust are	Allocation Fund – Classes 1, 2 and 4
	York	investment	Franklin U.S. Government Fund – Classes 1 and 2
		options	Mutual Global Discovery Securities Fund –
Classes 1, 2 and 4
Mutual Shares Securities Fund – Classes 1, 2 and 4
Templeton Developing Markets Securities Fund –
Classes 1, 2 and 4
Templeton Foreign Securities Fund – Classes 1, 2
and 4
Templeton Global Bond Securities Fund – Classes
1, 2 and 4
Templeton Growth Securities Fund – Classes 1, 2
and 4

3